Exhibit 99.1

INTERNATIONAL POWER GROUP APPOINTS

JOHN E. MACK AS CHIEF FINANCIAL OFFICER

CELEBRATION, FL – (September 18, 2006) – International Power Group, Ltd. (OTCPK: IPWG), has appointed John E. Mack as the Company’s Chief Financial Officer.

Mr. Mack, 59, has more than 30 years of international and domestic financial industry experience and brings with him a broad knowledge base of banking and financial services. His experience includes building finance organizations and developing best-practice corporate governance that is consistent with creating shareholder value.

He served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Ltd. in Tokyo, Japan until September 2005, where he managed the Bank’s Global IPO as well as a global follow-on offering that raised a combined $5.3 billion. The IPO, which was awarded “IPO of the Year” by Thomson DealWatch, was part of a re-listing of the common shares of Shinsei on the First Section of the Tokyo Stock Exchange. He also improved the Company’s domestic and international credit agency ratings, raised external financial reports standards to be consistent with U.S.-GAAP, improved internal finance organization capabilities to support Shinsei’s Institutional and Retail business groups, and instituted an investor relations program serving domestic and international investors.

Prior to joining Shinsei Bank, Ltd., Mr. Mack spent more than 27 years in various positions at Bank of America and its predecessor companies, where he served as Treasurer from 1987 to 1998. He managed in excess of $50 billion of medium- and long-term debt issuance as well as common and preferred equity issued in public and private global capital markets. From 1991 to 1998 he was a member of the Finance Group Executive Management Team that managed internal and external reporting, financial planning and budgeting, capital management, treasury, and tax.  During his tenure the Company’s assets grew from $4 billion to over $650 billion.

“IPWG was seeking an experienced financial professional with expertise to complement our team. Through a broad and extensive search, we have found an ideal match in John,” said Peter Toscano, IPWG President and Chief Executive Officer. “His strategic thinking and successful track record in the global financial markets will prove highly valuable as we continue to build IPWG’s business and advance our strategic opportunities.”

Mr. Mack holds an MBA from the University of Virginia Darden School of Business, and an AB in Economics from Davidson College.  He is also Director of Incapital Holdings, LLC, a Chicago–based NASD registered broker dealer that specializes in issuing fixed-income securities to retail investors.

About International Power Group, Ltd.

International Power Group, Ltd. is dedicated to providing multifaceted alternative energy solutions in a sustainable and environmentally friendly manner.  Through its subsidiaries, strategically placed around the world, and its strategic partnerships, the Company intends to provide turnkey solutions for waste disposal and electricity and potable water production.  The Company intends to establish waste-to-energy facilities to convert commercial, hazardous, organic and toxic wastes into saleable electricity and potable water.  IPWG believes it is uniquely positioned to produce revenue from the in-processing of waste and the out-processing of electricity and drinking water, while addressing the growing need for “green” sources of energy.

Contacts:

International Power Group, Ltd. Peter Toscano Chief Executive Officer Phone: 407-566-0318	The Investor Relations Group Investors: Antima “Taz” Sadhukhan / Damian McIntosh Media: Bill Douglass Phone: 212-825-3210

FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB, as amended, for the most recently ended fiscal year.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.  These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision.  The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.